UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report

December 3, 2004

(Date of earliest event reported)

LANDRY’S RESTAURANTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22150	74-0405386
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

1510 West Loop South,

Houston, Texas, 77027

(Address of principal executive offices, including zip code)

(713) 850-1010

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 — Regulation FD

Item 7.01. Regulation FD Disclosure

The following information, including Exhibits 99.1 and 99.2, is being furnished pursuant to Item 7.01 “Regulation FD Disclosure,” not filed, for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This information shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

On December 3, 2004, Landry’s Restaurants, Inc. (the “Company”) issued the press release attached as Exhibit 99.1 announcing the commencement of an offering of $450 million in aggregate principal amount of senior notes due 2014. In addition, on December 3, 2004, the Company issued the press release attached as Exhibit 99.2 announcing that it will be arranging a new $400 million credit facility consisting of a $250 million revolving credit facility and a $150 million term loan.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Title of Document

99.1	Press release dated December 3, 2004 announcing the commencement of an offering of $450 million in aggregate principal amount of senior notes due 2014

99.2	Press release dated December 3, 2004 announcing the arranging of a new $400 million credit facility

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDRY’S RESTAURANTS, INC.

December 6, 2004	By:	/s/ Steven L. Scheinthal
Steven L. Scheinthal VicePresident-Administration and General Counsel

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Exhibit Index

Exhibit Number	Title of Document

99.1	Press release dated December 3, 2004 announcing the commencement of an offering of $450 million in aggregate principal amount of senior notes due 2014

99.2	Press release dated December 3, 2004 announcing the arranging of a new $400 million credit facility

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